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                                                                     EXHIBIT 3.6

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 GSL CORPORATION

                                    * * * * *

                    Adopted in accordance with the provisions of ss.242 of the General Corporation Law of the State of Delaware

                                    * * * * *



                  Rose Marie Williams, being the Secretary of GSL Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Paragraph 1B of Part One of Section A of Article Fourth in its entirety and substituting in lieu thereof a new Paragraph 1B of Part One of Section A of Article Fourth to read as follows:

                       "FOURTH:
                       A.  COMMON STOCK
                       Part 1.  Voting Rights.
                                ------
                       lB. Election of Directors. The number of directors
                           ---------------------
                       which shall constitute the Board of Directors shall be not less than one nor more than three which exact number shall be established in the By-Laws of the Corporation."

                  SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such



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amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

                  THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set her hand this 12th day of January, 2001.

                                      /S/ Rose Marie Williams
                                      -----------------------
                                      GSL Corporation, a Delaware corporation

                                      By:      Rose Marie Williams
                                      Its:     Secretary

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